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                                                                     EXHIBIT 5.1

                           Jones, Day, Reavis & Pogue
                           2300 Trammell Crow Center
                                2001 Ross Avenue
                              Dallas, Texas 75201

                                 April 22, 1999

Federated Department Stores, Inc.
7 West Seventh Street
Cincinnati, Ohio 45202

Re: Registration on Form S-3 of up to $1,000,000,000
    of Securities of Federated Department Stores, Inc.
    ---------------------------------------------------------

Ladies and Gentlemen:

     We are acting as counsel to Federated Department Stores, Inc., a Delaware corporation (the "Company"), in connection with the authorization of the possible issuance and sale from time to time by the Company of up to $1,000,000,000 of (i) certain debt securities of the Company (the "Debt Securities"), (ii) shares of the Company's common stock, par value $.01 per share (the "Common Stock"), (iii) shares of one or more series of the Company's preferred stock, par value $.01 per share (the "Preferred Stock"), and/or (iv) certain warrants to purchase Debt Securities, Common Stock, Preferred Stock, or a combination thereof (the "Warrants"), in each case as contemplated by the Company's Registration Statement on Form S-3 (the "Registration Statement") to which this opinion is Exhibit 5.1. The Debt Securities, Common Stock, Preferred Stock, and Warrants are collectively referred to herein as the "Securities." The Debt Securities are to be issued under an Indenture, dated as of September 10, 1997 (the "Indenture"), between the Company and Citibank, N.A., as trustee (the "Trustee").

     We have examined such documents, records, and matters of law as we have deemed necessary for purposes of this opinion. Based on such examination and on the assumptions set forth below, we are of the opinion that:

          1. The Debt Securities, when (a) duly executed by the Company and authenticated by the Trustee in accordance with the provisions of the Indenture and issued and sold in accordance with the Registration Statement and (b) delivered to the purchaser or purchasers thereof upon receipt by the Company of such lawful consideration therefor as the Company's Board of Directors (or a duly authorized committee thereof or a duly authorized officer of the Company) may determine, will be valid and binding obligations of the Company.

          2. The Common Stock, when (a) issued and sold in accordance with the Registration Statement and (b) delivered to the purchaser or purchasers thereof upon receipt by the Company of such lawful consideration therefor having a value not less than the par value thereof as the Company's Board of Directors (or a duly authorized committee thereof or a duly authorized officer of the Company) may determine, will be validly issued, fully paid, and nonassessable.

          3. The Preferred Stock, when (a) issued and sold in accordance with the Registration Statement and the provisions of an applicable certificate of designations that has been duly adopted by the Board of Directors of the Company and duly filed in accordance with Delaware law and (b) delivered to the purchaser or purchasers thereof upon receipt by the Company of such lawful consideration therefor having a value not less than the par value thereof as the Company's Board of Directors (or a duly authorized committee thereof or a duly authorized officer of the Company) may determine, will be validly issued, fully paid, and nonassessable.

          4. The Warrants, when (a) issued and sold in accordance with the Registration Statement and the provisions of an applicable warrant agreement and (b) delivered to the purchaser or purchasers
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Federated Department Stores, Inc.
April 22, 1999
Page  2

     thereof upon receipt by the Company of such lawful consideration therefor as the Company's Board of Directors (or a duly authorized committee thereof or a duly authorized officer of the Company) may determine, will be valid and binding obligations of the Company.

     In rendering this opinion, we have assumed that (i) the Indenture is, and any supplemental indenture will be, a valid and binding obligation of the Trustee, (ii) the definitive terms of each class and series of the Securities not presently provided for in the Indenture or the Company's Certificate of Incorporation will have been established in accordance with all applicable provisions of law, the Indenture, the Company's Certificate of Incorporation and By-Laws, and the authorizing resolutions of the Company's Board of Directors, and reflected in appropriate documentation approved by us and, if applicable, duly executed and delivered by the Company and duly authorized, executed, and delivered by any other appropriate party, (iii) the interest rate on the Debt Securities will not be higher than the maximum lawful rate permitted from time to time under applicable law, (iv) any Securities consisting of Common Stock or Preferred Stock, and any Common Stock or Preferred Stock for or into which any other Securities are exercisable, exchangeable, or convertible, will have been duly authorized and reserved for issuance, (v) each warrant agreement will have been duly authorized, executed, and delivered by, and will constitute a valid and binding obligation of, each party thereto, (vi) the Registration Statement, and any amendments thereto, will have become effective, (vii) a prospectus supplement describing each class or series of Securities offered pursuant to the Registration Statement will have been filed with the Securities and Exchange Commission, (viii) the resolutions authorizing the Company to register, offer, sell, and issue the Securities will remain in effect and unchanged at all times during which the Securities are offered, sold, or issued by the Company, and
(ix) all Securities will be issued in compliance with applicable federal and state securities laws.

     In rendering this opinion, we have relied as to certain factual matters upon statements or certificates of representatives of the Company and statements or certificates of public officials, and we have not independently checked or verified the accuracy of such statements or certificates. This opinion is limited to the federal laws of the United States of America and the laws of the State of New York, as in effect on the date hereof.

     We understand that prior to offering for sale any Securities you will advise us in writing of the terms of such offering and of such Securities, will afford us an opportunity to review the operative documents (including the applicable prospectus supplement) pursuant to which the Securities are to be offered, sold, and issued, and will file as an exhibit to the Registration Statement such supplement or amendment to this opinion (if any) as we may reasonably consider necessary or appropriate by reason of the terms of such Securities or any changes in the Company's capital structure or other pertinent circumstances.

     We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to us in the related prospectus under the caption "Validity of Securities."

                                            Very truly yours,

                                             /s/ JONES, DAY, REAVIS & POGUE
                                            ------------------------------------
                                                 Jones, Day, Reavis & Pogue